SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2005 (January 27, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

            101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                            (314) 863-1100
(Registrant's telephone number, including area code)

                                                    None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)	On January 28, 2005, the Board of Directors of the Company approved the extension of Mr. W. G. Holliman’s Employment Agreement for two years through December 31, 2007. Mr. Holliman is Chairman of the Board and Chief Executive Officer of the Company.

(b)	Also, on January 28, 2005, the Board of Directors of the Company approved the extension of Mr. John T. Foy’s Employment Agreement for one year through December 31, 2006. Mr. Foy is President and Chief Operating Officer of the Company.

(c)	On January 28, 2005, the Compensation and Stock Option Committee of the Company approved base salaries for 2005 and annual bonuses for 2004 for the following Named Executive Officers:

Name	2004 Bonus	2005 Base Salary

W. G. Holliman	$804,380	$925,000
John T. Foy	$391,755	$548,500
Dennis Burgette	$198,037	$375,100
Randy Spak	$357,277	$182,500

Mr. Holliman’s base salary will remain at $925,000 through the end of 2006 and he will be entitled to receive an annual bonus through the end of 2006. Upon his retirement, Mr. Holliman is entitled to receive a bonus payment of $1,000,000 per year for three years. The Committee approved an additional payment of $1,000,000 in the fourth year after his retirement.

The Committee also determined under the Company’s executive incentive plans that performance goals in 2005 will be based upon budgeted sales (25% of bonus), either budgeted pretax earnings or budgeted net earnings (50% of bonus) and budgeted pretax return on net assets (25% of bonus). Target bonuses are established based on a percentage of base salary in effect during 2005. Bonus percentages can range from 10% to 100%. The Committee has established a maximum bonus of 125% and a minimum bonus of 35% of target. Messrs. Foy and Burgette are participants in the Company's executive incentive plans. A copy of the Executive Incentive Plan Grant Letter is attached as Exhibit 10(a) and incorporated herein. The Committee also recommended the continuation in 2005 of the Lane Profit Sharing Plan, whereby participating employees receive incentive compensation equal to predetermined percentages of the pretax earnings of each participant’s profit center. Mr. Spak is a participant in the Lane Profit Sharing Plan.

Messrs. Burgette and Spak are President and Chief Executive Officer of Broyhill Furniture Industries, Inc. and Lane Furniture Industries, Inc., respectively.

(d)	Also, on January 28, 2005 the Compensation and Stock Option Committee of the Company approved grants of stock options and long-term performance cash bonus targets for the following Named Executive Officers:

		Performance Cash
Name	Stock Options	Bonus Targets

John T. Foy	34,200	$439,600
Dennis Burgette	27,400	$352,000
Randy Spak	15,100	$194,000

Options to purchase common stock of the Company were granted pursuant to the Company's 1999 Long-Term Incentive Plan at a purchase price of $23.46, the closing selling price per share of the Company’s common stock on the New York Stock Exchange on the date of grant. The options will become exercisable in four cumulative installments beginning on January 27, 2006 and ending on January 27, 2009. No portion of the grants may be exercised prior to January 27, 2006 and to the extent unexercised the option grants will expire on January 27, 2015. The ability to exercise all or any portion of the grant is contingent upon continuation as an employee of the Company or of a subsidiary or division of the Company from and after January 27, 2005. A copy of the Stock Option Grant Letter is attached as Exhibit 10(b) and incorporated herein.

Rights to receive Long-Term performance cash bonuses were granted pursuant to the 2005 Long-Term Performance Bonus Plan (“LTPBP”). The grants will bear a three-year performance period that will begin January 1, 2005 and will end December 31, 2007. The actual amount of the bonus to be paid at the conclusion of the performance period will be calculated by applying to the target bonus amount the appropriate percentage established with reference to (i) pretax return on net assets in 2007 and (ii) 3-year cumulative net cash from operations (net of capital expenditures) during the performance period. Bonuses will be paid after taxes are withheld half in cash and half in full-value shares of the Company's common stock. The ability to receive a distribution pursuant to this grant is contingent upon continuation as an employee of the Company or of a subsidiary or division of the Company through December 31, 2007. The grants are subject to stockholder approval of the LTPBP. A copy of the Long-Term Performance Bonus Grant Letter is attached as Exhibit 10(c) and incorporated herein.

(e)	David Howard's employment agreement with the Company was amended pursuant to his resignation as Vice President, Treasurer and Chief Financial Officer of the Company. He will remain an employee of the Company at an annual salary of $337,325 with full benefits through January 31, 2007. On January 28, 2005, the Executive Compensation and Stock Option Committee approved Mr. Howard's bonus for 2004 in the amount of $169,465. He will receive an identical bonus amount for 2005 and 2006 and a prorated amount for January of 2007. Outstanding grants of stock options, performance-based options and restricted stock will vest in accordance with their terms.

Item 9.01.	Financial Statements and Exhibits

(c)

10(a)	Form of Executive Incentive Plan Grant Letter.

10(b)	Form of Stock Option Grant Letter.

10(c)	Form of Long-Term Performance Cash Bonus Grant Letter.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.
By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:   February 2, 2005

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Form of Executive Incentive Plan Grant Letter.

10(b)	Form of Stock Option Grant Letter.

10(c)	Form of Long-Term Performance Cash Bonus Grant Letter.